Exhibit 10.21

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

MAXIMUM AMOUNT GUARANTEE CONTRACT

(the “Contract”)

Serial No.:

Guarantor	:	(the “Guarantor”)

Identity No.	:

Domicile Address on ID Card	:

Current Resident Address	:

And

Creditor	:	Bank of China, Shangrao Branch (the “Creditor”, together with the Guarantor, the “Parties” and each, a “Party”)

Responsible Person	:	Jiang Ping

Domicile Address	:	#43 Shengli Road, Shangrao City, Jiangxi Province, 334000, P.R.China

Tel.	:	0793-8300659

Fax	:	0793-8300494

In order to ensure the performance of the debt under the main contract (the “Main Contract”) specified in Article 1 of this Contract, the Guarantor is willing to provide guarantee to the Creditor. This Contract is entered into by and between the Parties through equal negotiation. Unless otherwise provided herein, terms of this Contract shall be interpreted in accordance with the Main Contract.

ARTICLE  1 MAIN CONTRACT

The Main Contract of this Contract is:

Any loan, trade financing, letter of guarantees, capital business and other accredited business contract or agreement, and its amendments or supplements (named jointly as the “Single Contract”) entered into by and between the Creditor and JIANGXI JINKO SOLAR CO., LTD (the “Debtor”) during the term from December 25th 2008 through December 25th 2012, and wherein stipulated that it is the main contract of this Contract.

ARTICLE 2 MAIN CREDITOR’S RIGHT & TERM OF OCCURRENCE

Unless otherwise stipulated by laws or agreed by the Parties, the creditor’s right occurring under the Main Contract during the following term shall constitute the main Creditor’s right under this Contract:

The term from December 25th 2008 to December 25th 2012 as specified in Article 1 of this Contract.

ARTICLE 3 MAXIMUM AMOUNT OF GUARANTEED CREDITOR’S RIGHT

3.1.	The maximum amount of the balance of the principal of the creditor’s right guaranteed by this Contract is as follows:

Currency: RMB.

(In words): Four Hundred Million Yuan.

(In Arabic Numerals): RMB400,000,000.00

3.2.	If the debt occurs in the term stipulated in Article 2 of this Contract and deemed as guaranteed by this Contract, any and all interests (including statutory interests, agreed interests, compound interests, and penalty interests), liquidated damages, damages, expense for the realizing the creditor’s right (including but not limited to legal costs, attorney fees, notary public fees, execution costs, etc.), losses arising due to the Debtor’s breach of contract, and other fees payable shall also be deemed as the guaranteed amount, the specific amount of which shall be determined at the time of the repayment.

The total amount fixed by Articles 3.1 and 3.2 is the maximum amount guaranteed by this Contract.

ARTICLE 4 FORM OF GUARANTEE

The form of guarantee for the purpose of this Contract shall be the form specified in Article 4.1 below:

4.1.	Joint and several liabilities guarantee;

4.2.	General guarantee.

ARTICLE 5 OCCURRENCE OF GUARANTEE LIABILITIES

In the event that the Debtor fails to pay back the debt to the Creditor as per their agreement on any repayment due date or early repayment date as specified under the Main Contract, the Creditor may require the Guarantor to perform the guarantee liabilities.

The aforesaid repayment due date means the date when the principal, the interests or any other any payment agreed in the Contract is due; the aforesaid early repayment date means the payment date proposed by the Debtor and accepted by the Creditor, or the date the Creditor requires the Debtor to repay the principal, the interests or any other payment according to the stipulations of the Contract.

Any mortgage, pledge and guarantee under other contracts of the Main Contract shall not prejudice the creditor’s right under this Contract, and shall not be used by the Guarantor as a defense against the Creditor.

ARTICLE 6 GUARANTEE TERM

The guarantee term herein is two years from the expiration date of the term of occurrence as specified in Article 2 of this Contract.

Within the guarantee term, the Creditor may require the Guarantor to perform the guarantee liabilities in whole or in part, for multiple or a single sum, collectively or respectively.

ARTICLE 7 LIMITATION OF ACTIONS FOR GUARANTEED DEBT

In the event the principal is not discharged, the Guarantor has a joint and several liabilities guarantee, and the Creditor demands the Guarantor to perform the guarantee liabilities in accordance with the term specified in Article 6 of this Contract, the limitation of actions applies and commence on the date the Creditor so demands.

Under the general guarantee, if the Creditor brings a suit before a court or applies for arbitration within the guarantee term as specified in Article 6 of this Contract, the limitation of actions applies and commence on the date when the judgment or tribunal award takes effect.

ARTICLE 8 RELATIONSHIP BETWEEN THIS CONTRACT AND THE MAIN CONTRACT

If the Main Contract contains a Credit Line Agreement / General Agreement on Accredited Business, written consent from the Guarantor is needed for any extension made to the use period of credit line / business cooperation period. If the Guarantor’s consent is not obtained or the Guarantor dissents, the Guarantor shall only be responsible for the principal occurs in the original use period of credit line / business operation period and in the original scope of the maximum amount of guaranteed debt as stipulated in Article 3 of this Contract. The guarantee term remains unchanged.

No Guarantor’s consent is required for changes or modifications made to other content or items of the Credit Line Agreement / General Agreement on Accredited Business or to any single agreement thereof or to any single main contract. The Guarantor shall continue to undertake guarantee liabilities under the amended Main Contract as specified in Article 3 of this Contract.

Maximum amount of guarantee specified in Article 3 of this Contract may be changed in writing if Parties both agree.

No Guarantor’s consent is required when the Creditor entrust other institutions of Bank of China to perform the rights and obligations or transfer the main debt to a third party, and the Guarantor’s liabilities is not reduced or exempted.

ARTICLE 9 REPRESENTATIONS AND UNDERTAKINGS

The Guarantor hereby represents and undertakes that:

9.1.	The Guarantor is a legitimate citizen of the People’s Republic of China, with full civil capacity, and has full disposal rights towards the property that the Guarantor provides as a collateral.

9.2.	The Guarantor has full and legitimate rights to sign and perform this Contract.

9.3.	The files and materials concerning the Guarantor that the Guarantor provides to the Creditor directly or through the Debtor are accurate, authentic and valid.

9.4.	This Contract is an independent and irrevocable legal document signed by the Guarantor on his own will, which is not conditioned on or will not be substituted by any other securities that have already been set up for or will be set up for the Main Contract, and will not be affected by any agreements, contracts or other documents entered into by and between the Debtor and any third parties, and will not be affected if the Debtor loses its status as a legal entity, bankrupted, have its articles of association amended, is closed, ceased, merged, transferred or made any other changes to its structure.

9.5.	The Guarantor shall inform the Creditor immediately in the event of severe bodily injuries, change in the personal assets status, family status, or other relevant conditions.

9.6.	The Guarantor under takes that there is no charge or litigation that has been raised or is to be raised by anybody before any court, arbitration committee or governmental body that may severely compromise the Guarantor’s ability to perform this Contract, or may prejudice the legitimacy, validity or enforceability of this Contract; and there is no such danger that the Guarantor may be entangled in such legal proceedings.

9.7.	The Guarantor shall obtain the Creditor’s written opinions before proceeding with the following conducts, otherwise the Creditor may demand early performance of the Guarantor:

9.7.1 Reduce the value of the Guarantor’s personal assets;

9.7.2. Reduce the capital invested in the Debtor as a natural-person shareholder;

9.7.3. Relocate the address the Guarantor domiciles or resides, or dispose the Guarantor’s main household property.

9.8	Any counter-guarantee agreement entered by and between the Guarantor and the Debtor shall not prejudice in law or in fact the Creditor’s rights under this Contract.

9.9.	The Guarantor shall accept the Creditor’s supervision and examination on the Guarantor’s credit status; fully cooperate with, and provide the Creditor with files and materials concerning the household financial status, personal assets, external liabilities, guarantees undertaken and other relevant aspects.

9.10.	In the event that the Debtor fails to repay the principal and the interests of the guaranteed debt on due date or on the early payment date due to the breach of the Main Contract (including compound interest and penalty interests), the Guarantor shall be liable to discharge such debt for the Debtor. Creditor may collect such amount directly from the Guarantor’s deposit account, and pursue the repayment from the Guarantor in accordance with this Contract until the full amount of guaranteed debt owed by the Debtor under the Main Contract has been repaid.

9.11.	Representations and undertakings under this Contract have continuous legal effect, the guarantee liabilities shall not be effected by any tolerance, term-extension, preferential treatment, or postponement granted to the Debtor or the Guarantor or by any amendments or supplements made to the Main Contract. Such representations and undertakings shall be deemed as restated by the Guarantor when any amendments, supplements or modifications are made to this Contract.

9.12.	The Guarantor hereby undertakes that the performance of the guarantee liabilities is not conditioned on the preceding claim on any mortgage or pledge interest under the Main Contract.

9.13.	This Contract is an independent guarantee contract, therefore, regardless whether or not the Main Contract has flaws, once the Debtor performs under the Main Contract, the Guarantor shall undertake the unlimited guarantee liabilities subject to the scope herein, and supervise the repayment by the Debtor (both the principal and the interests).

ARTICLE 10 BREACH AND SETTLEMENT

The Guarantor shall be deemed as breach of the Contract under any of the following circumstance:

10.1.	The Guarantor fails to perform the guarantee liabilities in a timely manner in accordance with this Contract;

10.2.	The Guarantor provides an untrue representation or violates the undertakings in this Contract;

10.3.	The Guarantor’s ability to perform this Contract is severely compromised by the occurrence of instances as specified under Section 9.6 of this Contract;

10.4.	The Guarantor violates other stipulations regarding the Parties’ rights and obligations in this Contract;

10.5.	The Guarantor violates the stipulations of other guarantee between the Guarantor and the Creditor, or Guarantor and other institutions of Bank of China.

When the aforesaid breach arise, the Creditor may take any or all measures as follows:

1.	Require the Guarantor to rectify the breach within the time limit;

2.	Other measures deemed necessary by the Creditor.

ARTICLE 12 RESERVATION OF RIGHT

No failure to exercise all or part of the right under this Contract or require the other Party to perform or assume all or part his obligation and responsibilities shall be deemed as a waiver of the right or release of the obligation and responsibilities.

No tolerance, grace or postponement of one Party to the other under this Contract may affect the rights under this Contract, or any laws and regulations, and may be deemed as a waiver of the right.

ARTICLE 13 ALTERATION, AMENDMENT OR TERMINATION

This Contract can be amended or modified in writing through negotiation of the Parties, and any amendment or modification shall be deemed as an integral part of this Contract.

This Contract may not be terminated until all the rights and obligations are preformed, unless otherwise stipulated in laws and regulations or agreed by the Parties.

No invalid terms in this Contract may affect the legal validity of other terms, unless otherwise stipulated in laws and regulations or agreed by the Parties.

ARTICLE 14 GOVERNING LAW AND DISPUTE SETTLEMENT

This Contract is governed by the laws of the People’s Republic of China.

Any dispute and controversy arising out of execution, performance of or in connection with this Contract shall be resolved through negotiation. In case negotiation fails to resolve the dispute, any Party may resolve the dispute and controversy in accordance with the method stipulated in the Main Contract.

In the course of dispute settlement, the Parties shall continue to perform other terms of this Contract that are not affected by the dispute.

ARTICLE 15 FEES

Unless otherwise provided in laws or agreed by both Parties, the Guarantor shall be responsible for all the fees (including attorney fees) arising from the execution and performing of this Contract or resolving the dispute under this Contract.

ARTICLE 16 APPENDIX

Any appendix agreed by both Parties is an integral part of this Contract, and shall have the same legal force with this Contract.

ARTICLE 17 MISCELLANEOUS

17.1.	Without the Creditor’s written consent, the Guarantor shall not assign or transfer any or all of the rights or obligations hereunder to the third party.

17.2.	If the Creditor entrusts other institutions of Bank of China to perform the rights and obligations for business need, the Guarantor shall agree to the entrustment. Other institutions of Bank of China authorized by the Creditor are entitled to all the rights under this Contract, and may submit any dispute under this Contract to the arbitration committee.

17.3.	This Contract is legally binding on both Parties and their successors and assignees without prejudice to other provisions of this Contract.

17.4.	Unless otherwise agreed by the Parties, the addresses provided in this Contract shall be deemed as the contact address of both Parties. If there is an alternation of the address of one Party, that Party shall immediately notify the other Party in writing.

17.5.	The title and business name in this Contract is used only for convenient reference, which shall not be used to interpret the terms or the rights and obligations of both Parties.

ARTICLE 18 EFFECTIVENESS

This Contract becomes effective upon the execution of the Parties.

This Contract shall be in triplicate, and each of the Guarantor, the Creditor and the Debtor holds one copy. Each copy has the same legal force.

Guarantor:	/s/ Xiande Li; Xianhua Li;	Creditor:	Bank of China

Kangping Chen			Shangrao Branch

Identity No.:			Authorized Representative:

/s/ Xianfeng Feng

Guarantor’s Spouse:	/s/ Xiafang Chen;

Jianfeng Sheng; Min Liang

Identity No.:

(MM) (DD) (YYYY) ( MM) (DD) (YYYY)

Contract Serial No.	Name of Guarantor	ID Number of the Guarantor	Domicile Address on ID Card of the Guarantor	Name of Guarantor’s Spouse	ID Number of the Guarantor’s Spouse
2009 Rae Si E Zip No.01	Xiande LI	****	****	Xiafang CHEN	****
2009 Rae Si E Zip No.02	Kangping CHEN	****	****	Min LIANG	****
2009 Rae Si E Zip No.03	Xianhua LI	****	****	Jianfen SHENG	****

****	Confidential material omitted and filed separately with the Commission.